Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer of Patagonia Gold Corp. (the “Company”), hereby certify, based on my knowledge, that the amended Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2020

By:	/s/ CHRISTOPHER VAN TIENHOVEN
Name: Christopher van Tienhoven Title: Chief Executive Officer